                                                             EXHIBIT NO. 99.1(h)


                               MFS SERIES TRUST X


                         MFS REAL ESTATE INVESTMENT FUND



      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 21, 1994 (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Real Estate Investment Fund, a series of the Trust, has been terminated.

      IN WITNESS WHEREOF, the undersigned have executed this certificate this 16th day of March, 1998.

                                   CHARLES W. SCHMIDT
-----------------------------      ------------------------------
Richard B. Bailey                  Charles W. Schmidt
63 Atlantic Avenue                 63 Claypit Hill Road
Boston, MA  02110                  Wayland, MA  01778


PETER G. HARWOOD
-----------------------------      ------------------------------
Peter G. Harwood                   Arnold D. Scott
211 Lindsay Pond Road              20 Rowes Wharf
Concord, MA  01742                 Boston, MA  02110


J. ATWOOD IVES
-----------------------------      ------------------------------
J. Atwood Ives                     Jeffrey L. Shames
17 West Cedar Street               38 Lake Avenue
Boston, MA  02108                  Newton, MA  02159


LAWRENCE T. PERERA                 ELAINE R. SMITH
-----------------------------      ------------------------------
Lawrence T. Perera                 Elaine R. Smith
18 Marlborough Street              75 Scotch Pine Road
Boston, MA  02116                  Weston, MA  02193


WILLIAM J. POORVU                  DAVID B. STONE
-----------------------------      ------------------------------
William J. Poorvu                  David B. Stone
975 Memorial Drive                 282 Beacon Street
Cambridge, MA  02138               Boston, MA  02116